United States
                        SECURITIES AND EXCHANGE COMISSION
                              WASHINGTON, D.C.20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Sectionm13 or 15(d) of The Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported) JUNE 16, 2004.
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                          HEALTH DISCOVERY CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)



 TEXAS                          333-62216                       74--3002154
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(State or other jurisdiction    (Commission                     (IRS Employer
    of incorporation)           File Number)                 Identification No.)


                   1116 S. OLD TEMPLE ROAD LORENA, TEXAS 76655
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 512-583-4500
                                                            ------------


          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On June 16, 2004 Robert S. Braswell IV agreed to return to Health Discovery Corporation 2,100,000 shares of the company stock, all of which shares to be canceled upon return to the company, agreeing with the company's decision that the shares in question were not issued in compliance with Texas law. This action, together with Jerry Peterman's settlement, will reduce the aggregate number of shares outstanding by 3,100,000 shares.

In related matters, on June 16 2004, the court canceled the temporary restraining order it had issued on May 25,2004 and set a hearing for a temporary injunction for Thursday, June 17, 2004.

On June 17, 2004, the court denied the company's request for a temporary injunction. The company intends to appeal this decision immediately and proceed with the civil case Health Discovery Corporation v. Bill G. Williams, Shirley K. Williams, W. Steven Walker, Jerry W. Petermann and Automated Shrimp Corporation. In the civil action, the company alleges that the stock issued to Mr. Williams and Mr. Walker was not issued in compliance with Texas law. The company is requesting that the Court declare that the company may cancel the shares issued to the defendants and award monetary damages, attorney's fees and costs of the action.






                                   SIGNATURES

     In accordance with the requirement of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Direct Wireless Communications, Inc.
                                            Registrant

         Date: June 18, 2004                /s/ David Cooper
                                            Printed Name David Cooper
                                            Title President

         Date: June 18, 2004                /s/ Robert S. Braswell IV
                                            Printed Name Robert S. Braswell IV
                                            Title Secretary